Executed at Avon Lake, Ohio,                               February 2, 2005
Delivered at Avon Lake, Ohio

                                                               $836,783.35


                                 PROMISSORY NOTE

FOR VALUE RECEIVED, BENKO PRODUCTS, INC., an Ohio corporation (the "Maker"), having an address as indicated under its name, hereby promises to pay to the order of GREEN MANUFACTURING, INC., a Delaware corporation (the "Payee"), at c/o P&F Industries, Inc., 300 Smith Street, Farmingdale, New York 11735 or at such other place as the holder hereof may from time to time designate in writing, in immediately available funds, the principal sum of EIGHT HUNDRED THIRTY-SIX THOUSAND SEVEN HUNDRED EIGHTY-THREE AND THIRTY-FIVE ONE-HUNDREDTHS ($836,783.35) DOLLARS, together with interest on the outstanding principal balance from the date hereof at a rate per annum from time to time equal to the One Month LIBOR Rate (as hereinafter defined) plus one and sixty-five one-hundredths percent (1.65%). The term "One Month LIBOR Rate" shall mean the London interbank offered rate for U.S. dollar deposits for one month established on the date hereof and thereafter two business days prior to the first day of each month during the term of this Note based on an annualized 30-day interest rate (calculated on the basis of actual days elapsed over a 360-day year) equal to (a) the offered rate that appears on page 3750 of the Telerate Service for U.S. dollar deposits of amounts and in funds comparable to the principal amount of this Note, or (b) at any time the offered rate is not available on page 3750 of the Telerate Service, the offered rate that appears in the Wall Street Journal for U.S. dollar deposits of amounts and in funds comparable to the principal amount of this Note.

          The principal amount of the Note shall be payable as follows:

------------------------------------- ---------------------------------------
                DUE DATE                       AMOUNT OF PRINCIPAL
------------------------------------- ---------------------------------------
March 2, 2005                         $  39,846.82
------------------------------------- ---------------------------------------
April 2, 2005                         $  39,846.82
------------------------------------- ---------------------------------------
May 2, 2005                           $  39,846.82
------------------------------------- ---------------------------------------
August 2, 2005                        $119,540.49
------------------------------------- ---------------------------------------
November 2, 2005                      $119,540.48
------------------------------------- ---------------------------------------
February 2, 2006                      $119,540.48
------------------------------------- ---------------------------------------
May 2, 2006                           $119,540.48
------------------------------------- ---------------------------------------
August 2, 2006                        $119,540.48
------------------------------------- ---------------------------------------
November 2, 2006                      $119,540.48
------------------------------------- ---------------------------------------

     Accrued interest on the outstanding principal balance of this Note shall be payable on a monthly basis with each of the first three principal payments and on a quarterly basis with each principal payment thereafter.

     In the event (a) the Maker (or, with respect to clauses (ii) through (vii) of this paragraph, any guarantor of any of the Obligations, as hereinafter defined) shall (i) fail to make when due any payment hereunder or under any other promissory note made payable by the Maker to the order of the Payee; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (vii) have entered against it a court order approving a petition filed against it under the Federal Bankruptcy Act; or
(viii) sell or otherwise dispose of all or substantially all of its assets, merge or consolidate with another entity (other than in a transaction in which the holders of more than fifty (50%) percent of the voting securities of the Maker own more than fifty (50%) percent of the voting securities of the surviving entity), or otherwise sell or dispose of its business as an entirety, whether through a share exchange transaction or otherwise; or (b) of the sale or other disposition of any asset constituting security for this Note or for any obligation of the Maker or any other party to the Payee (the "Obligations") under (i)(A) that certain Asset Purchase Agreement between the Maker and the Payee (the "Asset Purchase Agreement"), (B) that certain Promissory Note of the Maker in the original principal amount of $120,862.27, made payable to the Payee, or (C) that certain Security Agreement between the Maker and the Payee, each of even date, or (ii) any other agreement, document or instrument executed in connection with any of the foregoing, and the transactions contemplated thereby, including, without limitation, the Guarantees and the Mortgages, each as hereinafter defined (items (i) and (ii) collectively, the "Transaction Documents"); or (c)(i) of the death, dissolution or other termination of the existence of any guarantor of any of the Obligations, or (ii) of a default (other than by the Payee) in the performance or compliance in respect of any agreement, obligation or condition, or the breach of any representation or warranty, or any event which would constitute such a default or breach with or without notice, lapse of time or the satisfaction of any other condition, relating to (A) any of the Transaction Documents; or (B) any indebtedness (other than any unsecured trade payables) of the Maker or any guarantor of the Obligations, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such indebtedness to become due prior to the stated maturity thereof, or any indebtedness (other than unsecured trade payables) shall not be paid by the Maker or any guarantor of the Obligations when due; then and in each and every such event (an "Event of Default"), the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable.

     For purposes of the foregoing paragraph, "Guarantees" shall mean (i) that certain Guaranty of even date, by John C. Benko in favor of the Payee, and (ii) that certain Guaranty of even date, by Benkar, Inc. in favor of the Payee; and "Mortgages" shall mean (1) that certain Open-End Mortgage Deed of even date, with respect to real property located at 30878 Riviera Lane, Westlake, Ohio 44145-1784, granted by John C. Benko and Natalie I. Benko to the Payee; (2) that certain Open-End Mortgage Deed of even date, with respect to real property located at 32996 Fern Tree Lane #1A, North Ridgeville, Ohio 44039-2304, granted by John C. Benko and Natalie I. Benko to the Payee;

and (3) that certain Open-End Mortgage Deed of even date, with respect to real property located at 5350 Evergreen Parkway, Sheffield Village, Ohio 44054-2446, granted by Benkar, Inc. to the Payee.

     The Maker may prepay the principal amount of this Note, in whole or in part, from time to time, without premium or penalty, provided that the Maker pays all interest accrued with regard to the principal prepaid to the date of prepayment. All prepayments shall be applied in the inverse order of the due dates under this Note.

     If the Maker shall fail to pay when due, whether by acceleration or otherwise, all or any portion of the principal amount hereof, any such unpaid amount shall bear interest for each day from the date it was so due until paid in full at the rate of two percent (2%) above the prime rate as reported from time to time in The Wall Street Journal, payable on demand.

     Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

     This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all reasonable costs and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

     The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that the Payee may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, and/or may release any guarantor, and/or may extend the time for payment and/or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or when deposited for delivery with a nationally recognized overnight mail or courier service, or when sent by facsimile transmission to the Maker or the Payee at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

     The Payee shall be entitled to assign all or any portion of its right, title and interest in and to this Note at is sole discretion without notice to the Maker, provided that the Maker shall continue to make payments required hereunder to the Payee until it has received notice of change of payee for payments as provided herein.

     Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly, interest on the principal balance outstanding hereunder from time to time, and thirdly to principal.

     The Maker acknowledges and agrees that the obligations under this Note are unconditional and are not subject to any defense, counterclaim, or right of offset or setoff, other than any right of setoff specifically provided in the Asset Purchase Agreement.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding conflict of law principles thereof.

     The Maker acknowledges that it has been represented by counsel in connection with this Note. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived by the Maker. The provisions of this Note shall be interpreted in a reasonable manner to give effect to the intent of the Maker and the Payee.

Waiver of Jury Trial
--------------------

     Without limiting the effect or intentions of the warrant of attorney contained in the following paragraph, THE MAKER AND, BY ITS ACCEPTANCE OF THIS NOTE, THE PAYEE HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THIS NOTE AND THE RELATIONSHIPS THEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Note, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

Warrant of Attorney
-------------------

     The Maker and any guarantor hereof authorizes any attorney at law to appear in any court of record in the State of New York or in any other state or territory of the United States of America after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuance and service of process, and to confess joint and several judgment against the Maker in favor of the Payee for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The foregoing warrant of attorney shall survive any such judgment and should any such judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be utilized for obtaining judgment or judgments.

      {Remainder of page intentionally left blank. Signature page follows.}

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WARNING  -- BY  SIGNING  THIS  PAPER YOU GIVE UP YOUR  RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                                          BENKO PRODUCTS, INC.


                                          By: /s/ John C. Benko
                                             ----------------------------
                                             John C. Benko, President

                                   Address:  5350 Evergreen Parkway
                                             Sheffield Village, Ohio  44054-2446

                                   Fax Number:  (440) 934-4056